EXHIBIT 99.5

I consent to the use of my name as a proposed Director in the “Management” section of Amendment No. 3 of the Registration Statement filed by Sunstone Hotel Investors, Inc. on Form S-11 and the related Prospectus and any amendments thereto.

Dated: September 28, 2004

/s/ BARBARA S. BROWN
Barbara S. Brown